AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 2008

REGISTRATION NO. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

VERSO TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

MINNESOTA	41-1484525
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

400 Galleria Parkway
Suite 200
Atlanta, Georgia 30339
(Address of Principal Executive Offices)

VERSO TECHNOLOGIES, INC. 2007 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Mr. Martin D. Kidder Verso Technologies, Inc. 400 Galleria Parkway Suite 200 Atlanta, Georgia 30339 (678) 589-3500	Lori A. Gelchion, Esq. Rogers & Hardin LLP 2700 International Tower 229 Peachtree Street, N.E. Atlanta, Georgia 30303 (404) 522-4700
(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share (1)	10,000,000	$0.11	$1,100,000	$43.23

(1)	Represents shares issuable pursuant to the Verso Technologies, Inc. 2007 Stock Incentive Plan (the “Plan”).

(2)
This registration statement also relates to an indeterminate number of additional shares of Common Stock that may become issuable pursuant to anti-dilution and adjustment provisions of the Plan.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant’s Common Stock on April 10, 2008, as reported by The Nasdaq Stock Market, Inc.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.   Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act.  In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents previously filed with the Commission are incorporated by reference in this Registration Statement (except for such documents or portions thereof that state that they are furnished but not filed with the Commission):

(i)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007;

(ii)	The Registrant’s Current Reports on Form 8-K filed January 8, 2008, January 30, 2008, February 22, 2008, February 25, 2008, February 27, 2008, March 31, 2008, April 4, 2008 and April 15, 2008;

(iii)
The Registrant’s Amendment No. 1 to Current Report on Form 8-K/A filed on June 14, 2007, which sets forth the audited consolidated financial statements of sentitO Networks, Inc. and the pro forma financial information relating thereto as required by Rule 3-05 and Article 11 of Regulation S-X;

(iv)
The Registrant’s Amendment No. 1 to Current Report on Form 8-K/A filed on March 7, 2008, which sets forth the audited statement of assets to be acquired and liabilities to be assumed and the related statement of revenue and direct expenses of the Network Infrastructure division of NMS Communications Corp. and certain unaudited pro forma financial information with respect to such division; and

(v)
The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on August 24, 1993 and any amendments or reports filed with the SEC for purposes of updating such description.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)(except for such documents or portions thereof that state that they are furnished but not filed with the SEC), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the shares of the Registrant’s Common Stock offered hereby have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Article V of the Registrant’s articles of incorporation limits the liability of its directors to the fullest extent permitted by the Minnesota Business Corporation Act (the “MBCA”). Specifically, directors of the Registrant will not be personally liable for monetary damages for breach of fiduciary duty as directors, except liability for (i) any breach of the duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws, or (v) any transaction from which the director derives an improper personal benefit.

Article IV of the Registrant’s articles of incorporation gives the Registrant the power and authority to provide indemnification to officers, directors, employees and agents of the Registrant to the fullest extent permissible under the MBCA. Section 302A.521 of the MBCA requires that the Registrant indemnify any director, officer or employee made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. “Proceeding” means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the Registrant. Reference is made to the detailed terms of Section 302A.521 of the MBCA for a complete statement of such indemnification rights.

Article VII of the Registrant’s bylaws provides that the Registrant shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by the MBCA, as now enacted or hereafter amended, provided that a determination is made in each case, in the manner required by such statute, that the person seeking indemnification is eligible therefor.

The Registrant maintains directors’ and officers’ liability insurance, including a reimbursement policy in favor of the Registrant. The Registrant has also entered into indemnification agreements with each of its directors and certain of its non-director officers at the level of Vice President and above. The Registrant’s shareholders ratified the form of such agreements at the 2001 annual meeting of shareholders of the Registrant.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index included elsewhere herein.

Item 9.   Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table set forth in this Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registrant Statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Atlanta, Georgia, on this 16th day of April, 2008.

VERSO TECHNOLOGIES, INC.

By:	/s/ Mark H. Dunaway
Mark H. Dunaway
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Verso Technologies, Inc. hereby constitutes and appoints each of Mark H. Dunaway and Martin D. Kidder, his or her attorney-in-fact and agent, each with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of the Registrant’s Common Stock under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Mark H. Dunaway	Chief Executive Officer (Principal Executive	April 16, 2008
Mark H. Dunaway	Officer) and Director

/s/ Martin D. Kidder	Chief Financial Officer (Principal Financial	April 16, 2008
Martin D. Kidder	Officer and Principal Accounting Officer)

/s/ Dr. E. Kenneth Greenwald	Director	April 16, 2008
Dr. E. Kenneth Greenwald

/s/ Gary H. Heck	Director	April 16, 2008
Gary H. Heck

/s/ James R. Kanely	Director	April 16, 2008
James R. Kanely

/s/ Dr. James A. Verbrugge	Director	April 16, 2008
Dr. James A. Verbrugge

/s/ William J. West	Director	April 16, 2008
William J. West

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

4.1	Verso Technologies, Inc. 2007 Stock Incentive Plan.	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 21, 2007.
5.1	Opinion of Oppenheimer Wolff & Donnelly LLP.	Filed herewith.
23.1	Consent of Tauber & Balser, P.C. (Verso Technologies, Inc.)	Filed herewith.
23.2	Consent of Tauber & Balser, P.C. (sentitO Networks, Inc.)	Filed herewith.
23.3	Consent of Ernst & Young LLP.	Filed herewith.
23.4	Consent of PricewaterhouseCoopers LLP.	Filed herewith.
23.5	Consent of Oppenheimer Wolff & Donnelly LLP (contained in Exhibit 5.1 hereto).	Filed herewith.
24.1	Powers of Attorney (contained on the signature page hereto).	Filed herewith.